As filed with the Securities and Exchange Commission on March 1, 2010
Registration No. 333- 165076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RYDER SYSTEM, INC. *
(Exact Name of Registrant as Specified in Its Charter)

Florida	59-0739250
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
11690 NW 105th Street
Miami, Florida 33178-1103
(305) 500-3726
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Fatovic, Esq.
Ryder System, Inc.
11690 NW 105th Street
Miami, Florida 33178-1103
(305) 500-3726
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kara L. MacCullough, Esq.	Edward S. Best, Esq.
Holland & Knight LLP	Mayer Brown LLP
701 Brickell Avenue, Suite 3000	71 South Wacker Drive
Miami, FL 33131	Chicago, Illinois 60606
(305) 374-8500	(312) 782-0600

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

*	Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).
CALCULATION OF REGISTRATION FEE

Amount to be registered
Proposed Maximum Offering Price Per Unit
Title of Each Class	Proposed Maximum Aggregate Offering Price
of Securities to be Registered *	Amount of Registration Fee
Debt Securities Common Stock Preferred Stock Depositary Shares (1) Warrants Stock Purchase Contracts Stock Purchase Units Units (3)	(2)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PART II
Item 16. Exhibits
SIGNATURES
EX-1.3

Explanatory Note
          Ryder System, Inc. is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-165076) filed with the Securities and Exchange Commission on February 25, 2010 solely for purposes of filing Exhibit 1.3 —Selling Agency Agreement for Domestic Medium-Term Notes. No other changes are being made to the Prospectus. Accordingly, the balance of the Prospectus is being omitted from this filing. The Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     Item 16. Exhibits.
     The following exhibits are filed as part of this registration statement:

Number		Exhibit Description

1.1	*	Form of Underwriting Agreement (Debt).

1.2	*	Form of Underwriting Agreement (Equity).

1.3		Selling Agency Agreement for Domestic Medium-Term Notes.

3.1	(a)
The Ryder System, Inc. Restated Articles of Incorporation, dated November 8, 1985, as amended through May 18, 1990 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1990).

3.1	(b)
Articles of Amendment to Ryder System, Inc. Restated Articles of Incorporation, dated November 8, 1985, as amended (incorporated by reference to the Company’s Form 8-A filed with the SEC on April 3, 1996).

3.2		The Ryder System, Inc. By-laws, as amended through December 15, 2009 (incorporated by reference to the Company’s Form 8-K filed with the SEC on December 21, 2009).

4.1
Indenture between Ryder System, Inc. and The Bank of New York Mellon Trust Company, N.A., dated as of October 3, 2003 (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the SEC on August 29, 2003).

4.2		Form of domestic Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the SEC on August 29, 2003).

4.3		Form of domestic Medium-Term Notes (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the SEC on August 29, 2003).

4.5	**	Articles of Amendment to Restated Articles of Incorporation of Ryder System, Inc. setting forth the number, designation, relative rights, preferences and limitations of a series of Preferred Stock.

4.6	**	Form of Preferred Stock Certificate.

4.7	**	Form of Depositary Agreement.

4.8	**	Form of Depositary Receipt.

4.9	**	Form of Stock Purchase Unit.

4.10	**	Form of Stock Purchase Contract.

5.1	*	Opinion of Holland & Knight LLP.

12.1	*	Calculation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Holland & Knight (included in Exhibit 5.1).

24.1	*	Power of Attorney.

25.1	*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

*	Previously filed.

**	If required, this exhibit will be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on March 1, 2010.

RYDER SYSTEM, INC.
By:	/s/ Gregory T. Swienton
Gregory T. Swienton,
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Gregory T. Swienton Gregory T. Swienton	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 1, 2010
/s/ Robert E. Sanchez Robert E. Sanchez	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2010
/s/ Art A. Garcia Art A. Garcia	Senior Vice President and Controller (Principal Accounting Officer)	March 1, 2010
* James S. Beard	Director	March 1, 2010
* John M. Berra	Director	March 1, 2010
David I. Fuente	Director
* L. Patrick Hassey	Director	March 1, 2010
Lynn M. Martin	Director
* Luis P. Nieto, Jr.	Director	March 1, 2010
* Eugene A. Renna	Director	March 1, 2010

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Signature	Title	Date

* Abbie J. Smith	Director	March 1, 2010
* E. Follin Smith	Director	March 1, 2010
* Hansel E. Tookes, II	Director	March 1, 2010
* /s/ Robert D. Fatovic Robert D. Fatovic Attorney-in-Fact		March 1, 2010

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